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                                                                      Exhibit 15

     Independent REGISTERED PUBLIC ACCOUNTING FIRM'S Acknowledgement Letter

To the Shareholders and Board of Directors of Excelsior Private Equity Fund II, Inc.

We are aware of the use of our report dated June 11, 2004 relating to the unaudited financial statements and financial highlights of Excelsior Private Equity Fund II, Inc. for the three-month and six-month periods ended April 30, 2004, which are included in this Form 10-Q (No. 000-22277).

                                                            ERNST & YOUNG LLP

Boston, Massachusetts
June 14, 2004